EXHIBIT 10.33



                                   [APPLIED BIOSCIENCE]
                                   [INTERNATIONAL INC.]
                                          [LOGO]





                                   September 14, 1993



      Mr. Stephen L. Waechter
      Chief Financial Officer
      Applied Bioscience International Inc.
      4350 North Fairfax Drive, Suite 300
      Arlington, Virginia 22203

      Dear Steve:

              APPLIED BIOSCIENCE INTERNATIONAL INC. (the "Company") considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders. In this connection, the Company recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders. Accordingly, the Company's Board of Directors has determined that should the Company become subject to any proposed or threatened change in the control of the Company, it is imperative that the Company and the Board of Directors be able to rely upon you to remain in your position and to provide advice, if requested, as to the best interests of the Company.

              In order to induce you to remain in the employ of the Company, this letter agreement sets forth the severance benefits which the Company agrees will be provided to you in the event your employment with the Company is terminated subsequent to a "change in control of the Company" (as defined in Section 1 hereof) under the circumstances described below.

               1. CHANGE IN CONTROL. No benefits shall be payable hereunder unless there shall have been a change in control of the Company, as set forth below, and your employment by the Company shall thereafter have been terminated in accordance with Section 3 below. For purposes of this Agreement, a "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
      Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to

      4350 North Fairfax Drive * Arlington, VA 22203  Tel: (703) 516-2490
                                                      Fax: (703) 516-2494



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      Mr. Stephen L. Waechter
      September 14, 1993
      Page 2

      have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at lease two-thirds of the directors then still in office who were directors at the beginning of the period.

           2.    TERMINATION FOLLOWING CHANGE IN CONTROL.

                        (a) If any of the events described in Section 1 hereof constituting a change in control of the Company shall have occurred, you shall be entitled to the benefits provided in
      Section 3 hereof if the Company subsequently terminates your employment unless (i) such termination is (A) because of your death or (B) by the Company for Disability; or (ii) such termination is (A) by the Company and occurs more than one (1) year subsequent to the date of such change of control or (B) you unilaterally terminate your employment after a change in control.

                        (b) "Disability" as used herein means that as a result of your incapacity due to physical or mental illness, you shall have been absent from your duties with the Company on a full-time basis for one hundred eighty (180) consecutive days (or for shorter period aggregating not less than one hundred eighty (180) days during any period of twelve (12) months).

             3. COMPENSATION UPON TERMINATION. If, within the first year following a change of control, the Company shall terminate your employment other than pursuant to the reasons set forth in paragraph 2(a) hereof, then the Company shall be obligated to continue to pay to you as severance pay, the following amounts:

                        (a) your full base salary together with benefits through the one year anniversary of the change of control at the rate in effect at the time of your termination;

                        (b) all stock options granted to you under the Company's stock option plans prior to such termination shall vest


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      Mr. Stephen L. Waechter
      September 14, 1993
      Page 3

      as of the date of such termination and you will have the right, for a period of one hundred eighty (180) days following such termination, to exercise all such stock options which have not expired.

              4. LAPSE. Should you voluntarily leave employment (other than after a change in control as provided in Paragraph 3) this Agreement shall lapse and be of no other force and effect and no compensation will be payable to you hereunder.

              5.     SUCCESSORS; BINDING AGREEMENT.

                          (a) The Company will require any successor
      (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                          (b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

              6. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company with a copy of the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

              7. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by you and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the party hereto of, or compliance with, any condition or provision of this Agreement to be

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       Mr. Stephen L. Waechter
       September 14, 1993
       Page 4

       performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

               8. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

               9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

               If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                                   Sincerely,

                                   APPLIED BIOSCIENCE INTERNATIONAL
                                       INC.

                                   By:  /s/ Grover C. Wrenn
                                        -----------------------
                                        Grover C. Wrenn
                                        Chief Executive Officer

       Agreed to this 16th day of
       September, 1993.

       /s/ Stephen L. Waechter
       ------------------------
       Stephen L. Waechter